NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Positive Preliminary Economic Assessment on Anderson Project in Arizon

  The PEA shows a robust pre-tax project Internal Rate of Return ("IRR") of 63% and a Net Present Value ("NPV") of $142.2 million at a discount rate of 10%, with a post-tax IRR of 50% and an NPV of $101.1 million, based on a uranium price of $65 per pound.

  Average production in excess of one million pounds per annum, for a total production of 16 million pounds of uranium over a 14-year mine life.

  CAPEX for the project is estimated at $8 million for pre-production costs and $43.9 million for initial capital.

  Average life of mine direct operating costs of $30.68 per contained lb. U3O8.

  Metallurgical testing demonstrates uranium can be recovered by conventional heap leach methods.

  Uranium recovery utilizing heap leach methods would allow production in the form of loaded resin which would be shipped to the White Mesa Mill near Blanding, Utah.

Corpus Christi, TX, September 16, 2014 - Uranium Energy Corp (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce that the Company has received the results of a Preliminary Economic Assessment (the "PEA"), prepared in accordance with National Instrument 43-101 ("NI 43-101"), for the Anderson Project (the "Project"). As of the effective date of the PEA, the Project covers 9,852 acres (15.4 square miles) and is comprised of 459 contiguous, unpatented lode mining and placer claims and two Arizona State land sections. It is located in western Yavapai County approximately 75 miles northwest of Phoenix.

The PEA completed for the Project has been authored by Douglas L. Beahm, P.E., P.G. Principal Engineer, of BRS Inc., Terence P. (Terry) McNulty, P.E., PhD. Sc., of T. P. McNulty and Associates Inc., Bruce Davis, FAusIMM, of BD Resource Consulting Inc. and Robert Sim, P.G., of SIM Geological Inc. The purpose of the PEA is to provide an independent analysis of the potential economic viability of the mineral resources* of the Project.

President and CEO Amir Adnani stated, "In addition to our low-cost ISR business in Texas, the Anderson Project is another example of the deep portfolio of projects that will add significant shareholder value at higher uranium prices. Since acquiring the Anderson Project in September 2011, we have defined a major NI 43-101 mineral resource and have now completed a PEA which represents a significant milestone toward commercial development. We look forward to ongoing advancements at Anderson, and are confident that additional studies, including a study of the recovery of vanadium as a by-product credit, can further enhance project economics."

Project Economics

The PEA provides for a four-year pre-production period which includes development drilling, mine and heap design, and permitting. Pre-production expenses are estimated at US$8 million. Initial capital for open pit mining equipment, mineral processing facilities, site preparation, access, infrastructure, buildings, and the initial heap leach pad construction total US$43.9 million. Additional capital for highwall and underground mining equipment would be added during years four through eight of the operations and total US$87.6 million. Total Life of Mine capital including contingences, replacement capital, and additional heap leach pads is estimated at US$139.2 million.

The anticipated mine life is 14 years during which it is anticipated that the mine will produce an estimated 16 million pounds of uranium at an average annual rate slightly in excess of one million pounds per annum.

The PEA shows a positive return on investment with an IRR ranging from 53% to 63% with uranium prices in the range of $60 to $65 per pound. NPV at a 10% discount rate ranges from US$109.0 to US$142.2 million before income tax. Including Arizona and US Federal income tax the IRR ranges from 42% to 50% with uranium prices in the range of $60 to $65 per pound. NPV at a 10% discount rate ranges from US$76.4 to US$101 million after income tax.

Before Income Tax

	@ $60/lb	@ $65/lb
NPV at 8% discount rate	US$131.7 Million	US$170.7 Million
NPV at 10% discount rate	US$109.0 Million	US$142.2 Million
NPV at 12% discount rate	US$90.7 Million	US$119.0 Million
IRR	53%	63%

After Arizona and Federal Income Tax

	@ $60/lb	@ $65/lb
NPV at 8% discount rate	US$93.6 Million	US$122.8 Million
NPV at 10% discount rate	US$76.4 Million	US$101.1 Million
NPV at 12% discount rate	US$62.4 Million	US$83.6 Million
IRR	42%	50%

Summary of Mineral Resources

The current NI 43-101 Technical Report (B D Resources, June, 2012) estimates the following mineral resources:

Mineral Resource Category	Cut-off % e U3O8	K tonnes	Grade % e U3O8	M Pounds % e U3O8
Indicated Mineral Resource
Open Pit	0.010	25,422	0.028	15.5
Underground	0.035	1,426	0.049	1.5
Total Indicated		26,848		17.0

Inferred Mineral Resource
Open Pit	0.010	4,633	0.024	2.5
Underground	0.035	8,362	0.052	9.5
Total Inferred		12,995		12.0

The setting of the deposit is such that mineralization occurs at the surface in the north, and reaches depths in excess of 1800 feet to the south due to the geologic dip and local terrain. As a result, portions of the deposit are amenable to open pit mining methods while others are more suited to underground methods. The PEA is based on conceptual mine design which includes open pit mining and a combination of highwall and room and pillar underground mining.

Metallurgy and Processing

Mineral processing and recovery will be accomplished by heap leaching the mined materials on-site. The mineral processing plant and the initial heap leach pad will be located within an area which has been disturbed by shallow open pit mines which operated between 1955 and 1959, producing some 33,320 pounds of uranium which sold at the Atomic Energy Commission (AEC) buying station in Tuba City, Arizona. Stockpiles of mineralized material from the existing open pits remains on-site and were sampled and tested for metallurgical purposes.

The metallurgical testing was completed by Resource Development Inc. of Denver, Colorado and was supervised by Dr. McNulty. The test results demonstrate that the mineralized material from the Anderson Project can be successfully recovered by conventional heap leach methods.

Based on the current metallurgical testing, the PEA assumes that the mined material will be crushed and screened to 80% passing 1½-inches, then stacked on a lined pad with a radial stacker to a nominal height of 20 feet. A nominal 50 pounds of 93% H2SO4 acid per ton of mineralized material will be applied to the heap via a drip system to leach the contained uranium. Test results indicate an overall recovery of 90% is achievable. Leach solutions will be removed from solution using a solvent extraction (SX) circuit which loads the concentrate uranium onto resin.

The base case for the Preliminary Economic Assessment (PEA) considers conventional mining in conjunction with on-site heap leach recovery, producing an intermediate uranium concentrate in the form of loaded resin which could be shipped to the White Mesa mill near Blanding, Utah for final processing. However, once the uranium is concentrated and loaded on resin it could be shipped to other central processing facilities.

Vanadium is present in the mineralized material. The PEA is based on the recovery of uranium only. Future studies will determine the feasibility of recovering vanadium as a by-product. The complete PEA will be filed on SEDAR within 45 days.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully licensed Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

*  Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.